SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                      Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                STRAINWISE, INC.
                  --------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                    William T. Hart - Attorney for Registrant
                  --------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ----------------------------------------------------------------

                                STRAINWISE, INC.
                        1350 Independence St., Suite 300
                               Lakewood, CO 80215
                                 (303) 736-2442

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD _______________, 2015

To the Shareholders:

     Notice is hereby given that a special meeting of the shareholders of Strainwise, Inc. (the "Company") will be held at 1350 Independence St., Suite 300, Lakewood, CO 80215 on _____________, 2015, at ______ a.m., for the
following purposes:

     (1) to approve a change in domicile of the corporation from Utah to Colorado;

     to transact such other business as may properly come before the meeting.


     _____________, 2015 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of ________________, 2015, there were ________________ outstanding shares of the Company's common stock.

                                               STRAINWISE, INC.


                                       ----------------------------------
_______________, 2015                  Shawn Phillips, Chief Executive Officer





      PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD,
                    AND SIGN, DATE AND RETURN THE PROXY CARD.

                    TO SAVE THE COST OF FURTHER SOLICITATION,
                              PLEASE VOTE PROMPTLY

                                STRAINWISE, INC.
                        1350 Independence St., Suite 300
                               Lakewood, CO 80215
                                 (303) 736-2442

                                 PROXY STATEMENT


     The accompanying proxy is solicited by the Company's directors for voting at the special meeting of shareholders to be held on _______________, 2015, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the special meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about _____________, 2015.

     There is one class of capital stock outstanding, that being common stock. Provided a quorum consisting of a majority of the shares entitled to vote is present at the meeting, the adoption of the proposal to come before the meeting will be approved if those shares cast in favor of the proposal exceed those shares cast against the proposal.

     Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

     The following table lists, as of ____________,  2015, the  shareholdings of
(i) each person owning  beneficially  5% or more of the  Company's  common stock
(ii) each officer of the Company and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

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

    Name                           Number of Shares        Percent of Class
    ----                           ----------------        ----------------

    Shawn Phillips                          (1)                      (1)

    Erin Phillips                   23,124,184                     94.7%

    David Modica                        25,000                       Nil
                                 -------------

    All officers and directors
      as a group (three persons)    23,149,184                     94.7%


     (1) Shawn Phillips may be deemed to share beneficial voting and/or investment power with respect to the shares held by his wife, Erin Phillips.

PROPOSAL TO CHANGE THE DOMICILE OF THE COMPANAY FROM UTAH TO COLORADO.

      The Board has approved and recommends to the shareholders a proposal to change the Company's state of incorporation from Utah to Colorado.

     The change in domicile (i.e., the "Reincorporation") will not involve any change in the business, properties, corporate headquarters or management of the Company. The officers and directors of the Company immediately prior to the Reincorporation will serve as the officers and directors of the Company following the Reincorporation. There will be no change in the operations, assets, liabilities or obligations of the Company as a result of the Reincorporation.

     Upon effectiveness of the Reincorporation, the Company will be governed by the Articles of Incorporation, as filed with the Secretary of State of Colorado in substantially the form attached hereto as Appendix A (the "Colorado Articles"), and by the Bylaws in substantially the form attached hereto as Appendix B (the "Colorado Bylaws"). The Company's current Articles of Incorporation (the "Utah Articles") and Bylaws (the "Utah Bylaws") will not be applicable to the Company following the consummation of the Reincorporation. Following the Reincorporation, the Company will be governed by the Colorado Corporations and Associations Act ("CCAA"), the Colorado Business Corporation Act ("BCA") and Colorado Articles and bylaws instead of the Utah Business Corporations Act ("UBCA") and the Utah Articles and bylaws.

     If the Reincorporation proposal is approved, the Reincorporation will become effective upon the filing of, and at the date and time specified in (as applicable), the Articles of Transfer filed with the Secretary of State of Utah in substantially the form attached hereto as Appendix C (the "Utah Articles of Transfer"), and the Articles of Merger in substantially the form attached hereto as Appendix D (the "Colorado Articles of Merger"). If the Reincorporation
proposal is approved, it is anticipated that the Board will cause the Reincorporation to be effected as soon as reasonably practicable. However, the Reincorporation may be delayed by the Board or may be terminated and abandoned by action of the Board at any time prior to the effective time of the Reincorporation, whether before or after the approval by the Company's shareholders, if the Board determines for any reason that the consummation of

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

the Reincorporation should be delayed or would be inadvisable or not in the best interests of the Company and its shareholders, as the case may be.

     Upon the effectiveness of the Reincorporation, each outstanding share of the Company's common stock will continue to be an outstanding share of the Company's common stock as incorporated in Colorado. Stockholders will not have to exchange existing stock certificate(s) of the Company for new stock certificate (s), although stockholders will have an option of doing so. At the same time, each outstanding option, right or warrant to acquire shares of common stock will continue to be an option, right or warrant to acquire an equal number of shares of common stock under the same terms and conditions. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

     After the Reincorporation, the Company will continue to be a publicly-held company. The Company will continue to file periodic reports and other documents with the U.S. Securities and Exchange Commission ("SEC"). Shareholders who own shares of common stock that are freely tradable prior to the Reincorporation will continue to have freely tradable shares, and shareholders holding restricted shares of common stock will continue to hold their shares subject to the same restrictions on transfer to which their shares are presently subject.

     Approval of the Reincorporation will constitute approval of the Colorado Articles and the Colorado Bylaws.

Principal Reasons for the Reincorporation in Colorado

     The Company's directors believe that reincorporation in Colorado is on the best interest of the Company for the following reasons:

     o The Colorado Secretary of State offers lower costs and visibility of filings than does the Utah Secretary of State;

     o    All of the  Company's  operations  and assets are located in Colorado;
          and

     o    All of the Company's officers and directors are located in Colorado.

     Accordingly, the shareholders of the Company are being requested to vote to change the domicile of the Company from Utah to Colorado.

     The Board of Directors recommends that the shareholders vote for this proposal.

Significant Difference Between the Corporation Laws of Utah and Colorado

     Although the corporate statutes of Utah and Colorado are similar, certain differences exist. Set forth below is a discussion summarizing the material differences in the rights of the shareholders of the Company before and after the Reincorporation is effective as a result of the differences between the UBCA and the CCAA. This discussion does not address each difference between the UBCA

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

and the CCAA, but focuses on some of those differences which the Company believes are most relevant to the existing shareholders.

Action by Shareholders Without a Meeting

     Utah law permits shareholder action by less than unanimous written consent and provides that any action that could be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unlike Colorado law, Utah law requires the unanimous written consent of shareholders to elect directors. Utah law provides that, in order to be effective, (i) all written consents must be delivered to the corporation within 60 days after the earliest dated consent is delivered to the corporation, and (ii) written notice of the shareholder approval must be given at least 10 days before the consummation of the action authorized by shareholders to (a) all shareholders entitled to vote who have not consented in writing and (b) all shareholders not entitled to vote, but who are otherwise entitled to notice under Utah law.

     Alternatively, a corporation's articles of incorporation or bylaws may provide that the written notice of shareholder approval can be given only to shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting and to vote at the meeting. If this election is made, the written notice must be given within 10 days after the corporation confirms sufficient written shareholder consents.

     Colorado law permits shareholder action by less than unanimous written consent and provides that any action that could be taken at an annual or special meeting of shareholders (including the election of directors) may be taken without a meeting, without prior notice and without a vote, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Quorum

     Utah law provides that, unless the corporation's articles of incorporation provide otherwise, the presence in person or by proxy of a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter.

     Colorado law provides that, unless the corporation's articles of incorporation provide otherwise, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Unlike Utah law, Colorado law provides that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Removal of Directors

     Utah law provides that any director may be removed, with or without cause, by the holders of a majority of the outstanding common stock of the corporation, but only at a meeting of shareholders pursuant to a notice of meeting, which

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

includes the removal of such director as an item of business.

     Colorado law provides that any director may be removed, with or without cause, by the vote of those holders exceeding those holders opposed to the director's removal but only at a meeting of shareholders pursuant to a notice of meeting, which includes the removal of such director as an item of business.

Authorized Number of Directors

     Utah law requires that a corporation must have at least three directors.

     Colorado law requires that a corporation must have at least one director.

Indemnification of Directors

     Utah law requires a corporation to indemnify a director who was successful, on the merits or otherwise, in the defense of any claim, issue or matter, to which he or she was a party because of his or her status as a director of the corporation, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he or she was successful. Unlike Colorado law, Utah law allows a corporation's articles of incorporation to limit indemnification.

     Colorado law requires a corporation to indemnify a director who was successful, on the merits or otherwise, in the defense of any claim, issue or matter, to which he or she was a party because of his or her status as a director of the corporation, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he or she was successful.

Elimination of Directors' Liability for Monetary Damages

     Utah law permits a corporation, pursuant to its articles of incorporation, or in certain circumstances its bylaws, to provide for the elimination or limitation of the liability of a director to the corporation or its shareholders for monetary damages for any action taken or failure to take any action as a director, except liability for (1) the amount of a financial benefit received by a director to which he is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) unlawful distributions; or (4) an intentional violation of criminal law.

     Colorado law permits a corporation pursuant to its articles of incorporation to include a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director, except such provision shall not limit liability for any breach of the director's duty of loyalty to the corporation or its shareholders, or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for payment of a dividend or a stock repurchase or redemption in violation of Colorado law or for any transaction from which the director derived an improper personal benefit.

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

Federal Income Tax Consequences of the Reincorporation

     The discussion of U.S. federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a shareholder. Shareholders are urged to consult their tax advisors to determine the particular tax consequences of the Reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

     The  Reincorporation  is  intended  to be a tax-free  reorganization  under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming the Reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of our capital stock as a result of consummation of the Reincorporation, and no gain or loss will be recognized by us. You will have the same basis in the ColoradoCo common stock received by you pursuant to the Reincorporation as you have in the shares of the UtahCo common stock held by you as of immediately prior to the time the Reincorporation is consummated. Your holding period with respect to the ColoradoCo common stock will include the period during which you held the corresponding shares of UtahCo common stock, provided the latter was held by you as a capital asset at the time of consummation of the Reincorporation.

Accounting Treatment

     We expect that the Reincorporation will have no effect from an accounting perspective because there is no change in the entity as a result of the Reincorporation. As such, the financial statements of UtahCo previously filed with the SEC will remain the financial statements of ColoradoCo following the Reincorporation.

Dissenters Rights

     Under Utah law, shareholders of the Company do not have the right to assert dissenter's rights in connection with the change in the Company's domicile.

                                     GENERAL

     The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense.

     The Company's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

          Please complete, sign and return the attached proxy promptly.

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

                               STRAINWISE, INC.                          PROXY
                This Proxy is solicited by the Company's Board of Directors

The undersigned stockholder of Strainwise, Inc. acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held at 1350 Independence St., Suite 300, Lakewood, CO 80215, on ______________, 2015, at ________ a.m.,
and hereby appoints Erin Phillips with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said special meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned's shares as follows:

The Board of Directors recommends a vote FOR Proposal 1.

     (1) To approve a change of the corporation's domicile from Utah to Colorado

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN


     To transact such other business as may properly come before the meeting.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEM 1.

                                  Dated this      day of                   2015.
                                             ----        ----------------


                                  ---------------------------------------------
                                                (Signature)


                                  ---------------------------------------------
                                                (Print Name)



     Please sign your name exactly as it appears on your stock certificate.
  If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

                Send the proxy by regular mail, email, or fax to:

                                STRAINWISE, INC.
                        1350 Independence St., Suite 300
                               Lakewood, CO 80215
                                 (303) 736-2442

                                STRAINWISE, INC.
               NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

     Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to Be Held on _______________, 2015.

     1.   This notice is not a form for voting.

     2. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

     3.   The Proxy Statement is available at

     4. If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before September 158, 2013 to facilitate timely delivery.

     A special meeting of the Company's shareholders will be held at 1350 Independence St., Suite 300, Lakewood, CO 80215 on ______________, 2015, at ______ a.m., for the following purposes:

     (1)  to change the domicile of the Company from Utah to Colorado;

     to transact such other business as may properly come before the meeting.

     The Board of Directors recommends that shareholders vote FOR the proposal listed on the Notice of Special Meeting of Shareholders.

     _____________,   2015  is  the  record  date  for  the   determination   of
shareholders entitled to notice of and to vote at such meeting. Shareholders may cast one vote for each share held.

    Shareholders may access the following documents at http://advcannabis.premiercom.co.uk/index.cfm/page/proxy-materials:

     o    Notice of the 2015 Special Meeting of Shareholders
     o    Company's 2015 Proxy Statement;
     o    Proxy Card

     Shareholders may request a paper copy of the Proxy Materials and Proxy Card by calling _________________, by emailing the Company at __________, or by visiting __________________________ and indicating if you want a paper copy of the proxy materials and proxy card:

     o    for this meeting only, or
     o    for this meeting and all other meetings.

     If you have a stock certificate registered in your name, or if you have a proxy from a shareholder of record on _____________, 2015, you can, if desired, attend the Special Meeting and vote in person.

     Shareholders can obtain directions to the 2015 special shareholders' meeting at ----------------------------.

     Please visit ___________________ to print and fill out the Proxy Card. Complete and sign the proxy card and mail the Proxy Card to:

                                STRAINWISE, INC.
                        1350 Independence St., Suite 300
                               Lakewood, CO 80215